UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 16, 2015

Centaurus Diamond Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53286	71-1050559
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 W. Bonanza Rd.

Las Vegas, NV 89106

(Address of principal executive office)

(702) 382-3385

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2015, the Board of Directors (the “Board”) of Centaurus Diamond Technologies, Inc. (the “Corporation”) accepted Alvin Snaper’s resignation as President, Secretary, and Treasurer. Mr. Snaper will remain with the Corporation as Chairman of the Board and Chief Technology Officer.

Mr. Snaper, as the sole remaining member of the Board, appointed Leroy Delisle, Chaslav Radovich, Kathleen Snaper, Sharon Lee Wechsler, and Diran Kludjian as members of the Board, effective immediately, by unanimous written consent dated March 9, 2015.

In addition, the Board appointed Leroy Delisle as Chief Executive Officer, Chaslav Radovich as the President, Kathleen Snaper as Treasurer, and Sharon Lee Wechsler as Secretary of the Corporation.

These new Board Members have contributed the necessary equity capital for re-structuring and have positioned the Corporation for a new round of funding.  The New Board, and Officers have been memorialized upon completion of this initial round of funding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centaurus Diamond Technologies, Inc.

Dated: March 16, 2015	By:	/s/ Alvin Snaper
Alvin Snaper
Duly Authorized Officer, Chief Executive Officer

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